MARATHON ASSET MANAGEMENT LLP

                                 CODE OF ETHICS

INTRODUCTION

This is the Code of Ethics ("Code") of Marathon Asset Management LLP, Marathon Asset Management (Services) Ltd, Marathon Asset Management (Ireland) Ltd and Marathon Asset Management (Cayman) Ltd (collectively "Marathon"). Marathon is required to distribute the Code to every person "associated" with Marathon ("Associated Person"), which means every officer, director and employee of Marathon, as well as any person directly or indirectly controlling or controlled by Marathon. For the purposes of this Code "Associated Persons" include any person who would be a "Supervised Person" as defined in the Investment Advisors Act 1940. In addition, any Associated Person who is involved in the provision of designated investment business (as defined in the FSA Rules) is deemed to be a "Relevant Person" as defined in the FSA Rules and an "Access Person" as defined in the Advisors Act. The Code governs Prohibited Conduct (conflicts of interest, confidentiality, receipt of inducements, bribery, market abuse and appointment to other boards), Money Laundering Responsibilities, Procedures for Personal Trading and Reporting Procedures.

It is the objective of Marathon that all persons subject to the Code maintain the highest standards of integrity and conduct in order to meet their respective duties and obligations and to enable Marathon to meet its own fiduciary responsibilities. The Code is designed to ensure compliance with all applicable federal securities laws.

The effective date of this Code is AUGUST 4TH 2011.

Every Associated Person must read, acknowledge receipt and understanding of, and retain this Code (including any amendments). Associated Persons who become aware of any violations of the Code are required to immediately report the violation to Marathon's Chief Compliance Officer.

Any questions regarding the Code should be referred to the Chief Compliance Officer.

PROHIBITED CONDUCT

CONFLICTS OF INTEREST

All Associated Persons are prohibited from entering into a personal transaction which conflicts with an obligation of Marathon to a client. This includes a personal transaction which places, or appears to place their own interest above those of any Marathon client. This prohibition applies also to advising or procuring any other person to enter into a transaction, or to disclosing any information or opinion likely to lead to another person entering into such a transaction or to advising or procuring another person to do so. In this context please refer to the definition of personal transaction at Appendix 2.



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Similarly, all Associated Persons are prohibited from executing securities transactions for Marathon clients without disclosing his or her interest, if any, in such securities or the issuer thereof, including without limitation:

     a) any direct or indirect beneficial ownership of any securities of such issuer;

     b)   any contemplated transaction by such person in such securities;

     c)   any position with such issuer or its affiliates; and

     d) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

CONFIDENTIALITY

All Associated Persons are prohibited from divulging the current portfolio positions, and current and anticipated portfolio transactions of any managed account, or any information about any aspect of Marathon's business or clients to anyone unless it is properly within his or her duties to do so.

INDUCEMENTS

Subject to certain common-sense limits and exceptions, no Associated Person may accept gifts or benefits in any form from third parties if such gift or benefit arises as a result of their association with Marathon. For the purposes of this provision, the following gifts or benefits from third parties will not be considered to be in violation of this requirement:

(i)   an occasional meal;

(ii) an occasional ticket to a sporting event, the theatre or comparable entertainment;

(iii) a holiday gift (food, wine etc.) with an estimated value of no more than [pound]50.

The Chief Compliance Officer maintains a log of all items and must be notified immediately should any Associated Person receive or be offered any gift or benefit using the appropriate notification form. Note that business lunches do not require notification but evening meals and related entertainment do.

BRIBERY

Both Marathon and its Associated Persons are subject to the Bribery Act 2010, and all Associated Persons are required to comply with Marathon's Bribery Policy as summarised in the following paragraph.

Subject to certain common-sense limits and exceptions, no Associated Person may offer gifts or benefits in any form to third parties if such gift or benefit arises as a result of their association with Marathon. For the purposes of this provision, the following gifts or benefits from third parties will not be considered to be in violation of this requirement:


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

(i)   an occasional meal;

(ii) an occasional ticket to a sporting event, the theatre or comparable entertainment;

(iii) a holiday gift (food, wine etc.) with an estimated value of no more than [pound]50.

The Chief Compliance Officer maintains a log of all items and must be notified immediately should any Associated Person receive or be offered any gift or benefit using the appropriate notification form. Note that business lunches do not require notification but evening meals and related entertainment do.

MARKET ABUSE (INCLUDING INSIDER DEALING)

All Associated Persons are prohibited from engaging in any personal transaction, for their own benefit or the benefit of others, including managed accounts, while in possession of "unpublished, price-sensitive" information concerning such securities. (For the avoidance of doubt, in the US this is termed Material Non-public Information). This prohibition applies also to advising or procuring any other person to enter into a transaction, or to disclosing any information or opinion likely to lead to another person entering into such a transaction or to advising or procuring another person to do so. In this context please refer to the definition of personal transaction at Appendix 2.

Marathon maintains a restricted list of all issuers about which Marathon currently possesses unpublished price-sensitive information. Associated Persons, other than non-executive directors of Marathon who are not involved in the day to day running of the business, are not permitted to effect securities transactions in any security on the restricted list.

"Price-Sensitive" information means information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a material effect on the price of a company's securities.

Information that should be considered Price-Sensitive includes, but is not limited to, dividend changes, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline in orders, significant new products or discoveries, extraordinary borrowing, purchase or sale of substantial assets, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments.

Price-Sensitive information does not have to relate to a company's business. For example, information about the contents of a forthcoming newspaper or magazine article that is expected to affect the price of a security should be considered material. Similarly, information concerning significant transactions which Marathon intends to execute on behalf of managed accounts could be Price-Sensitive information and is prohibited from being communicated.

Information is "Unpublished" until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information appearing in The Financial Times, The Wall Street Journal or other publications of general circulation would be considered public as would information released to a recognised Stock Exchange or announced by a company at a presentation.



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All Associated Persons are prohibited from communicating unpublished, price-sensitive information concerning any security to others unless it is properly within his or her duties to do so. In addition, care should be taken so that such information is secure. For example files containing unpublished, price-sensitive information should be sealed and access to computer files containing such information should be restricted.

Associated persons are also prohibited from disseminating market rumours or strategic leaking of information about any security. Such behaviour could easily be deemed to be Market Abuse.

Any violation of this Code can be expected to result in serious sanctions by Marathon, including dismissal of the persons involved, as well as possible prosecution by the relevant authorities.

APPOINTMENT TO OTHER BOARDS

No Associated Person, except as noted below, shall serve on the board of directors of any company without prior authorisation of Marathon's Executive Committee. Any such authorisation shall be based upon a determination that the appointment would be consistent with the interests of Marathon.

Subject to making periodic notification to Marathon, non-executive directors of Marathon are permitted to serve on the boards of other companies.

ANTI-MONEY LAUNDERING RESPONSIBILITIES ("AML")

Upon Commencement of employment each Marathon employee is provided with anti-money laundering training via an interactive e-learning course and test. This explains the possible situations in which money laundering might occur and the possibility of encountering suspicious transactions.

It is the responsibility of each employee to report any suspicious transactions to the Money Laundering Reporting Officer and to make an annual declaration (see reporting procedures, below) that they have done so.

More information on AML issues is contained within Marathon's Compliance Manual (Chapter B2).

PROCEDURES FOR CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

BACKGROUND

The following procedures have been established to aid Relevant Persons in avoiding conflicts of interest and insider dealing, and to aid Marathon in preventing, detecting and imposing sanctions against such conduct. These procedures apply to all transactions over which a Relevant Person has discretion, including but not limited to, transactions by self-managed PEPs, ISAs, pension plans and trusts. In this context please refer to the definition of personal transaction at Appendix 2. Investment types to which these rules apply include:



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     Ordinary shares

     Preference shares

     Initial Public Offerings (IPOs)

     Depository Receipts

     Bonds and convertible bonds

     Derivatives (including spread bets on financial instruments, and contracts for difference)

     Investment Trusts

     Exchange Traded Funds (ETFs)

     Unitised vehicles such as unit trusts and mutual funds where Marathon acts as the investment advisor to those funds.

If in doubt as to whether a proposed investment is covered by the Code of Ethics, Relevant Persons should refer to the Chief Compliance Officer.

EVERY RELEVANT PERSON MUST FOLLOW THESE PROCEDURES OR RISK SERIOUS SANCTIONS, INCLUDING DISMISSAL, SUBSTANTIAL PERSONAL LIABILITY AND CRIMINAL PENALTIES. IF YOU HAVE ANY QUESTIONS ABOUT THESE PROCEDURES YOU SHOULD CONSULT THE CHIEF COMPLIANCE OFFICER. INTERPRETATIVE ISSUES WHICH ARISE UNDER THESE PROCEDURES SHALL BE DECIDED BY, AND ARE SUBJECT TO THE DISCRETION OF, THE CHIEF COMPLIANCE OFFICER.

FOR THE AVOIDANCE OF ANY DOUBT ALL PERMANENT EMPLOYEES AND OFFICERS OF MARATHON ARE RELEVANT PERSONS UNLESS ADVISED OTHERWISE BY THE CHIEF COMPLIANCE OFFICER.

CONSENT PROCEDURES

1. Employees wishing to undertake a personal transaction must FIRST obtain written consent. The consent is obtained by the completion of a Consent Form (see Appendix 5) specifically devised for the purpose. This form requires the employee to obtain permission from:

     o One of Marathon's Fund Managers' Assistants (who have knowledge of client cashflows and known investment decisions being worked on),

     o One of Marathon's Traders (who have knowledge of trades in the process of being executed), and,

     o Marathon's Chief Compliance Officer or deputy (who have knowledge of any other reason why consent should not be granted).

     The Chief Compliance Officer will keep a record of all consents granted.

     The consent will only be valid for the current business day (or for the following day if the consent is given after the close of business). This refers to the period within which the order should be placed. A delay by the broker in executing the trade or a situation where the broker takes several days to complete the trade will not be considered a violation of the rules.

     Non-executive directors of Marathon (provided that they have no direct involvement in the day to day running of the business) have a general consent to effect personal transactions and pre-clearance is not required. However, if such individuals do from time to time have knowledge of day to day operations then they will become Relevant Persons in respect of any security about which they have relevant knowledge.


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

     If Clients are dealing in a given Security on the requested day no dealings will be allowed in that Security until the Clients' transactions are completed.

     To prevent accusations of front running, consent will not be given for purchases if it is known, or may reasonably be expected, that clients will purchase the same stock within the next SEVEN days (including the current day). In the event that clients do purchase the same stock within seven days (i.e., through previously unforeseeable circumstances), the purchaser shall be prohibited from selling that security for a period of six months from the date of the trade. Any profits realised from a sale of such security within the prescribed six months shall be subject to disgorgement.

     Consent will not be given for purchases where there have been sales of the same stock for clients in the preceding SEVEN days (other than where such sales arose solely as a result of client cashflow). Should such a purchase take place without consent, the shares will be sold and the seller shall disgorge any profits realised.

     Consent will not be given for sales if it is known, or may reasonably be expected, that there will be sales of the same stock by a client within the next SEVEN days. Again any profits realised on transactions in breach of this rule will be subject to disgorgement. If there are sales made for clients which were not foreseen at the point that consent was given (e.g., through unexpected cash flow) then this is not considered to be a breach of this code.

     Consent will not be given for sales where there have been purchases of the same stock for clients in the preceding SEVEN days (other than where such purchases arose solely as a result of client cashflow). Should such a sale take place without consent, the seller shall disgorge any profits realised between the date of his sale and the date of the purchase by our clients.

     All disgorged profits will be surrendered to Marathon and paid over to one or more charities chosen by the Executive Committee or Management Committee.

2. The Chief Compliance Officer must be notified of all transactions effected by Relevant Persons as soon as practically possible.

3. Copies of contract notes for all personal deals by Relevant Persons must be lodged with the Chief Compliance Officer.

4. A minimum holding period of sixty days is required for personal investments, other than short dated instruments (e.g. options, futures). Any proposed sale within this time frame will only be allowed in exceptional circumstances and will require written consent from the Chief Compliance Officer. Any profit realised on short term trades made without consent shall be subject to disgorgement.


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

PROCEDURES RELATING TO DERIVATIVES, SHORT SALES, AND SPREAD BETTING

For the purpose of these procedures all derivative transactions and all spread bets are treated as personal account investments. This follows the definition of Investments in Schedule 1 of the Act. The rules described above apply equally to these types of instruments. However, the following differences should be noted:

1.   The sixty day holding period does not apply.

2. Short positions and investments with unlimited losses are considered to present greater risk than long or covered positions. Because of this the Chief Compliance Officer must be immediately notified of any margin calls.

3. Positions that are rolled over require an additional consent form as they represent separate investments.

4. Individuals may be prevented from undertaking personal transactions if, in the opinion of the Chief Compliance Officer, the level of personal dealing activity might impair the effective performance of their day to day work.

EXEMPTED TRANSACTIONS

The requirement to obtain prior clearance for personal securities transactions shall not apply to:

1. Purchases or sales effected in any account over which the Relevant Person has no direct or indirect influence or control;

2.   Purchases or sales which are non-volitional on the part of the Relevant
     Person;

3.   Purchases which are part of an automatic dividend reinvestment plan;

4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from such issuer, and sales of such rights, so acquired.

REPORTING PROCEDURES

1. Every Relevant Person shall disclose all of their personal securities holdings upon commencement of employment and thereafter on an annual basis as of December 31st. The report shall be made on the form attached as Appendix I or by providing statements from brokers. The initial holdings report must be current as of a date not more than 45 days prior to becoming an Associated Person and must be received within 10 days. The annual report must be as at 31 December and received within 10 days.

     Holdings reports must contain the following information:

     (i) Title and type of security, exchange ticker or CUSIP, number of shares and principal amount,

     (ii) The name of the bank or broker holding the shares,

     (iii) The date the report is submitted.


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

2. Every Relevant Person shall certify upon commencement of employment and thereafter on an annual basis as of December 31st that:

     (i) they have read and understood the code and recognise that they are subject thereto;

     (ii)  they have complied with the requirements of the code;

     (iii) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code;

     (iv) they have reported all gifts and benefits received from third parties; and

     (v) they have reported any suspicious transactions to the Money Laundering Reporting Officer

     The initial report shall be made on the form attached as Appendix 3 (a) and the annual report on the form attached at Appendix 3 (b).

3. Every Relevant Person shall submit a report no later than ten days after the end of each calendar quarter of all the securities transactions they have effected in that quarter. The report shall contain the following information:

     (i) the date of the transaction, the name of the shares and the quantity transacted;

     (ii)  exchange ticker or CUSIP;

     (iii) interest rate and maturity date (for bonds);

     (iv)  the nature of the transaction (i.e. purchase or sale);

     (v) the price at which the transaction was effected and the value of the trade; and

     (vi)  the bank or broker through which the transaction was effected.

     The quarterly report shall be made in the form attached as Appendix 4.

4. These reporting requirements will not apply to non-executive directors of Marathon unless they have been a Relevant Person for any part of the year.



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
                                                                           APP 1

                         MARATHON ASSET MANAGEMENT LLP

                   STATEMENT OF PERSONAL SECURITIES HOLDINGS

I certify that at (31 December 2011 / on commencement of employment*) I held shares in the following companies:

* please delete as appropriate

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NAME AND TYPE     EXCHANGE       BENEFICIAL OWNER       NO.OF     PRICE     VALUE        BROKER
OF SECURITY      TICKER OR       (IF NOT HELD IN       SHARES                         HOLDING THE
                  CUSIP             OWN NAME)           HELD                           SECURITIES
----------------------------------------------------------------------------------------------------

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

Date:                                Name:
     -------------------------            --------------------------------------

                                     Signature:
                                                --------------------------------


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

                                   APPENDIX 2

                             IMPORTANT DEFINITIONS

PERSONAL TRANSACTION

a trade in a designated investment effected by or on behalf of a relevant person, where at least one of the following criteria are met:

(1) that relevant person is acting outside the scope of the activities he carried out in that capacity;

(2) the trade is carried out for the account of any of the following persons:

(a) the relevant person;

(b) the spouse or civil partner of the relevant person or any partner of that person considered by national law as equivalent to a spouse;

(c) a dependent child or stepchild of the relevant person;

(d) any other relative of the relevant person who has shared the same household as that person for at least one year on the date of the personal transaction concerned;

(e) any person with whom he has close links;

(f) a person whose relationship with the relevant person is such that the relevant person has a direct or indirect material interest in the outcome of the trade, other than a fee or commission for the execution of the trade.

RELEVANT PERSON

any of the following:

(a) a director, partner or equivalent, manager or appointed representative (or where applicable, tied agent) of the firm;

(b) a director, partner or equivalent, or manager of any appointed representative (or where applicable, tied agent) of the firm;

(c) an employee of the firm or of an appointed representative (or where applicable, tied agent) of the firm; as well as any other natural person whose services are placed at the disposal and under the control of the firm or an appointed representative or (17) a tied agent of the firm and who is involved in the provision by the firm of regulated activities;

(d) a natural person who is directly (17) involved in the provision of services to the firm or its appointed representative (or where applicable, tied agent) under an outsourcing arrangement for the purpose of the provision by the firm of regulated activities.














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                                                                       App 3 (a)

                         MARATHON ASSET MANAGEMENT LLP

                       ACKNOWLEDGEMENT OF CODE OF ETHICS

                               (On Commencement)





I acknowledge that:

(i) I have read and understood the Code of Ethics (dated 1st November 2007) and recognise that I am subject thereto;

(ii) The attached list of personal securities is complete.



Employee Name:


Employee Signature:


Date:


















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

                                                                        App3 (b)

                         MARATHON ASSET MANAGEMENT LLP

                               ANNUAL DECLARATION


I acknowledge that:

(i) I have read and understood the Code of Ethics (dated 1st November, 2007) and recognise that I am subject thereto;

(ii)  I have complied with the requirements of the Code;

(iii) I have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics; and

(iv) I have reported all gifts and benefits offered to me or received by me from third parties to the Chief Compliance Officer.

(v) I have reported all gifts and benefits offered by me or provided by me to third parties to the Chief Compliance Officer.

(vi) In relation to my anti Money Laundering responsibilities, I have reported any suspicious transaction of which I have become aware.


Employee Name:


Employee Signature:


Date:




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

MARATHON ASSET MANAGEMENT LLP                                              App 4

Securities Transaction Report for the quarter ended:

To the Chief Compliance Officer, Marathon Asset Management LLP

During the quarter referred to above, I effected the following securities transactions:

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TITLE AND TYPE OF SECURITY     EXCHANGE     NATURE OF      NUMBER     PRICE    PRINCIPAL       NAME
                               TICKER OR   TRANSACTION       OF                 AMOUNT          OF
                                 CUSIP     (BUY/SELL)      SHARES                             BROKER
--------------------------------------------------------------------------------------------------------

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

I confirm that this constitutes the complete list of transactions with respect to which I had direct or indirect control or influence.

Date:                                   Name:
     ------------------------------           ----------------------------------

                                        Signature:
                                                  ------------------------------





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APP 5 -- PERSONAL DEALING CONSENT




















































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--------------------------------------------------------------------------------

TO BE COMPLETED BY MEMBER OF STAFF

Name:                              Date:

Stock:                             Purchase/Sale:

Signature:


Is Stock held by Marathon clients?                                YES / NO


--------------------------------------------------------------------------------

TO BE COMPLETED BY FMA

THERE ARE NO ANTICIPATED CASH FLOWS OR RE-WEIGHTINGS FOR THIS STOCK WITHIN
7 DAYS         Initials:                   Date:
      -------           ---------------         ----------

TO BE COMPLETED BY TRADER

THERE ARE NO TRADES IN THIS STOCK BETWEEN THE STATUS OF "DECISION" AND
"FILLED"

                                        Initials:             Date:
                                                  ----------       -------------

--------------------------------------------------------------------------------

TO BE COMPLETED BY COMPLIANCE OFFICER

For Purchases  -   THERE HAVE BEEN NO NON-CASHFLOW RELATED SALES FOR CLIENTS IN
                   THE PREVIOUS 7 DAYS

For Sales:     -   THERE HAVE NOT BEEN ANY NON-CASHFLOW RELATED PURCHASES OF
                   THIS STOCK FOR CLIENTS IN THE PREVIOUS 7 DAYS

General:       -   THE STOCK IS NOT ON THE CURRENT RESTRICTED LIST

Consent given by:                       Initials:           Date:
                  --------------------           ----------       -----------

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COMPLIANCE CHECKS (TO BE COMPLETED BY COMPLIANCE OFFICER)

                   Is this security held by Marathon clients?             Yes/No

For Purchases:     Did clients purchased this stock within 7 days
                   after the consent ?                                    Yes/No

For Sales:         Did clients sell the stock within 7 days after
                   the consent ?                                          Yes/No

Checked By:        Date:

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GUIDANCE NOTES

FOR STAFF;

1. Consent must be obtained prior to dealing and is valid for one day only (or the following day for Far East trades).

2.   One consent form per stock traded.

3. There is a minimum holding period of 60 days (other than short dated instruments).

4. In the event that clients do trade in the following 7 days, the minimum holding period is extended to six months.

5. These rules also apply to individual's connected persons (including spouses/partners living together).

6.   A copy of the contract note must be given to the Compliance Officer.

7. Any breach of the rules (deliberate or careless) will be considered a serious contravention of Marathon's procedures.

FOR PERSONS GIVING CONSENT;

1. Please consider forthcoming cash flows, mandate changes, model changes or existing open orders.

2.   Always date your consent.

3.   If you are in any doubt, then refuse consent.

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(FULL PERSONAL ACCOUNT TRADING PROCEDURES ARE CONTAINED WITHIN MARATHON'S CODE
OF ETHICS -- ALL STAFF SHOULD BE FAMILIAR WITH THESE RULES).

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